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                              The Titan Corporation
                              Amended and Restated
                        1995 Employee Stock Purchase Plan
                             Effective July 1, 1998

Table of Contents

      Section 1. Definitions
      Section 2. Establishment of the Plan
      Section 3. Eligible Employees
      Section 4. Enrollment
      Section 5. Duration of Offer; Offering Periods
      Section 6. Shares to be Offered
      Section 7. Subscription Price
      Section 8. Amount of Contribution; Method of Payment
      Section 9. Purchase of Sales
      Section 10. Withdrawal from the Plan
      Section 11. Termination of Employment
      Section 12. Transferability
      Section 13. Application of Funds
      Section 14. Adjustment of and Changes in the Stock
      Section 15. Amendment or Discontinuance of the Plan
      Section 16. Administrative
      Section 17. Employee's Rights


  Section 1. Definitions

     As used in this 1995 Employee Stock Purchase Plan of The Titan Corporation, the following terms shall have the meanings respectively assigned to them below:

     a.   "Board" shall mean the Board of Directors of Titan.

     b.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

     c. "Committee" shall mean the Compensation, Stock Option and Pension Committee of the Board.

     d. "Eligible Employee" shall mean a person who is eligible under the provisions of Section 3 to participate in the Plan.

     e. "Market Value" means, as of a particular date, (i) if the Stock is listed on an exchange, the closing price of the Stock on such date on such exchange, (ii) if the Stock is quoted through the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or any successor thereto, the closing price of the Stock on such date and (iii) if the Stock is quoted through NASDAQ (but not on


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          the National Market System) or otherwise publicly traded, the average of the closing bid and asked prices of the Stock on such date. In the event that the Stock is not traded on the date as of which Market Value is to be determined, Market Value shall be determined as of the next preceding trading day.

     f. "Participant" shall mean an Eligible Employee who has elected to participate in the Plan by filing a subscription agreement in accordance with the terms of the Plan.

     g. "Employer" shall mean Titan and any Related Corporation which has been designated in writing by the Committee as such.

     h. "Offering Period" shall mean such periods during which Stock will be offered to Participants as set forth in Section 5.

     i. "Plan" shall mean The Titan Corporation 1995 Employee Stock Purchase Plan, as amended and restated.

     j. "Plan Account" shall mean the account kept by Titan for each Participant in accordance with the provisions of Section 9.

     k. "Purchase Date" shall mean the dates specified in Section 9, on which stock is purchased or deemed purchased for the Participants' accounts.

     l. "Regular Earnings" shall mean the part of the Participant's compensation used to determine his or her allowable contribution according to the provisions of Section 8.

     m. "Related Corporation" shall mean any corporation which is or during the term of the Plan becomes a parent corporation of Titan, as defined in Section 424(e) of the Code, or a subsidiary corporation of Titan, as defined in Section 424(f) of the Code.

     n. "Stock" shall mean the Common Stock, $0.01 par value, of Titan, or such other securities as may be substituted for such Stock in accordance with Section 14.

     o.   "Subscription Price" shall mean the price per share as determined in
          Section 7, to be paid by the Participants for Stock acquired under the Plan.

     p.   "Titan" shall mean The Titan Corporation, a Delaware corporation.


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     q.   "Designated Broker" shall mean the broker designate by the Board or the Committee to hold the shares purchased pursuant to this Plan for the benefit of the Participants.



  Section 2. Establishment of the Plan

     This Plan shall be known as The Titan Corporation 1995 Employee Stock Purchase Plan. The purpose of the Plan is to encourage ownership of Stock by employees of Titan and any Related Corporations, and to provide an additional incentive for the employees to promote the success of the business of Titan and any Related Corporations. The Plan is intended to meet the requirements of an "Employee Stock Purchase Plan" as defined in Section 423 of the Code.



  Section 3. Eligible Employees

     (a) All individuals who, on the last day on which Stock is traded before a Offering Period begins, are employees of an Employer shall be deemed to be eligible to participate in the Plan, except that any employee (i) who has not as of such date completed ninety (90) days of employment, (ii) whose customary employment is for less than twenty (20) hours per week or less than five (5) months per year or (iii) who is an officer of Titan (as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934) shall not be an Eligible Employee. For purposes determining the 90 day period specified in (i) hereinabove, any period of employment within the five years immediately preceding the submission of the subscription agreement may be considered.


     (b) A person who is otherwise an Eligible Employee shall not be granted any right to purchase Stock under the Plan to the extent (i) it would, if exercised, cause the person to own shares of Stock (including shares which would be owned if all outstanding options to purchase Stock owned by such person were exercised) in excess of five percent (5%) of the total combined voting power of

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all classes of stock of Titan or of any Related Corporation, or (ii) it causes such person to have purchase rights under all employee stock purchase plans of Titan and any Related Corporation which exceed $25,000 of Market Value of Stock (determined as of the first day of the Offering Period) for each calendar year in which such right is outstanding. For this purpose a right to purchase Stock accrues when it first becomes exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the five percent (5%) limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and Stock which the employee may purchase under outstanding options shall be treated as Stock owned by the employee.



  Section 4. Enrollment

     Any person who is an Eligible Employee who desires to subscribe for the purchase of Stock for the following Offering Period must submit a subscription agreement to the Committee at least ten business days prior to the beginning of such Offering Period. Once enrolled, an Eligible Employee will participate in the Plan for the entire Offering Period until he or she terminates his or her participation or ceases to be an Eligible Employee. Upon the expiration of an Offering Period, the Participants of that particular Offering Period will be automatically enrolled in the first Offering Period beginning following such expiration. If a Participant ceases to be an Eligible Employee, his or her participation shall cease immediately and the amount credited to the Participant's Plan Account will be refunded in cash. If a Participant desires to change his or her rate of contribution the Participant may do so effective after the next following Purchase Date by filing a new subscription agreement at least ten business days prior to such Purchase Date; provided, however, a Participant may decrease his or her rate of contribution once between Purchase Dates (but

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not below one percent (1%) of Regular Earnings as that term is defined in
Section 8) by filing an amended subscription agreement at least ten business days prior to the desired effective date of such decrease.

  Section 5. Duration of Offer; Offering Periods

     This Plan shall be in effect from January 1, 1996 through and including December 31, 2005. Offering Periods shall be of two year duration and begin every January 1 and July 1 until the expiration of the Plan, or such other period which is designated by the Board as a Offering Period. The first two year Offering Period shall begin on July 1, 1998 and expire on June 30, 2000; the second two year Offering Period shall begin on January 1, 1999 and expire on December 31, 2000; succeeding Offering Periods shall be deemed Offering Periods without need of further Board action unless and until contrary action shall have been taken by the Board prior to the beginning of what would otherwise be a Offering Period.

  Section 6. Shares to be Offered

     The total number of shares to be made available under this Plan is Five Hundred Thousand (500,000) authorized and unissued shares, treasury shares of Stock or shares acquired by the Designated Broker on behalf of the Plan, subject to any adjustments pursuant to Section 14 of the Plan. Subject to any adjustments pursuant to Section 14 of the Plan, the aggregate number of shares a Participant may purchase under the Plan on each Purchase Date shall not exceed the result of $12,500 divided by the Market Value of the shares on the last trading day before the first day of the Offering Period, and then rounded down, if necessary, to the nearest whole number. In the event that all of the Stock made available under the Plan is subscribed prior to the expiration of the Plan, the Plan may be terminated in accordance with Section 15 of the Plan. Titan shall, at all


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times during which subscriptions are outstanding, reserve and keep available shares of Stock sufficient to satisfy such subscriptions, and shall pay all fees and expenses incurred by Titan in connection therewith.



  Section 7. Subscription Price

     The "Subscription Price" for each share of Stock shall be eighty-five percent (85%) of the lesser of (i) the Market Value of such share on the first day of the Offering Period or (ii) the Market Value of such share on the Purchase Date.



  Section 8. Amount of Contribution; Method of Payment

     Except as otherwise provided herein, the Subscription Price will be payable by the Participant only by means of payroll deduction. The minimum deduction shall be no less than one percent (1%) of the Participant's Regular Earnings, and the maximum deduction shall be no more than ten percent (10%) of such Participant's Regular Earnings. "Regular Earnings" means the total salary, bonus and overtime paid to a Participant during the Offering Period, but excluding fringe benefits and any other form of remuneration. Payroll deductions will commence with the first pay check issued during the Offering Period and will continue with each pay check throughout the entire Offering Period except for pay periods for which the Participant receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.). A Participant may change his or her rate of contribution during an Offering Period only as provided in
Section 4 above. Accumulated payroll deductions held by Titan in Plan Accounts shall not bear interest, nor shall Titan be obligated to segregate the same from any of its other assets.



  Section 9. Purchase of Shares

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     (a) Titan will maintain a Plan Account in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Regular Earnings will be credited to the Participant's Plan Account. During the Offering Period, every December 31 and June 30 will be designated Purchase Dates. On each Purchase Date, the amount then in the Participant's Plan Account will be divided by the Subscription Price for such Offering on such Purchase Date and the number of whole shares which result will be credited within a reasonable time to the Participant's account with the broker designated by the committee. Any amount representing a fractional share and remaining in the Participant's Plan Account after deducting the amount required to pay for the number of shares issued will be deemed to be an advance payment of the Subscription Price for the next Purchase Date but will not otherwise reduce the amount a Participant may contribute pursuant to Section 8 during the Offering Period. Any amount representing a fractional share and remaining in the Participant's Plan Account after deducting the amount required to pay for the number of shares issued on the last Purchase Date of the Offering Period will be applied to the Participants' Plan Account for the next Offering Period, but will not otherwise reduce the amount a Participant may contribute to Section 8 during such following Offering Period. In the event the number of shares of Stock subscribed for under all active Offerings exceeds the remaining number of shares available for sale under the Plan, the available shares shall be allocated among the Participants in proportion to their Plan Account balances at the next following Purchase Date. Any amount remaining in a Participant's Plan Account will be refunded in cash, without interest.


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     (b) Shares of Stock purchased on any Purchase Date shall be delivered to a broker designated by the Committee to hold shares for the benefit of the Participants. As determined by the Committee from time to time, such shares shall be delivered as physical certificates or by means of a book entry system. Although the Participant may direct the broker to sell such shares at any time (subject to the restrictions of Section 12 of the Plan and applicable securities laws), the shares must be held with the Designated Broker until 24 months after the first day of the Offering Period during which the shares were purchased. Following such 24-month period, a Participant may transfer his or her shares to another broker or to any other person (including the Participant) but all costs incident to such transfer shall be paid by the Participant.



  Section 10. Withdrawal from the Plan

     A Participant may withdraw from the Plan at any time prior to the 15th business day before the next following Purchase Date by submitting a written request to the Company at least three business days prior to the effective date of withdrawal. At the time of withdrawal the amount credited to the Participant's Plan Account will be refunded in cash, without interest. A Participant who withdraws from the Plan during an Offering Period may not enroll again in the Plan until the next Offering Period. A Participant's withdrawal during one Offering Period does not prevent the Participant from re-enrolling during subsequent Offering Periods.



  Section 11. Termination of Employment

     Termination of employment for any reason including death shall be treated as an automatic withdrawal as set forth in Section 10. A transfer from one Employer to another Employer shall not be treated as a termination of employment. For purposes of this Section 11, a Participant shall be deemed to be employed throughout any leave of absence for military service, illness or other

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bona fide purpose which does not exceed the longer of ninety days or the period during which the Participant's re-employment rights are guaranteed by statute (including without limitation the Veterans Re-employment Rights Act or similar statute relating to military service) or by contract. If the Participant does not return to active employment prior to the termination of such period, his or her employment shall be deemed to have ended on the ninety-first day of such leave of absence, or on the first day following expiration of such longer period guaranteed by statute or by contract as provided above.



  Section 12. Transferability

     (a) Except for transfers by will or under the laws of descent and distribution, (i) neither the payroll deduction credited to a Participant's Plan Account nor an Eligible Employee's right to purchase Stock under this Plan may be sold, assigned, transferred, pledged, or otherwise disposed of or encumbered, and any such action taken by the Participant or Eligible Employee, or any claim asserted by another party in respect of such right or interest, shall be void and (ii) rights to purchase Stock under this Plan may be exercised only by an Eligible Employee.

     (b) Shares of Stock purchased under the Plan may not be assigned, transferred, pledged or otherwise disposed of until after completion of six full calendar months following the Purchase Date at which the shares of Stock were acquired. Thereafter the shares of Stock may be sold or otherwise transferred subject to the restrictions of Section 9 (b); provided that the foregoing restrictions will lapse with respect to any Participant in the event of the death of such Participant.

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  Section 13. Application of Funds

     All funds received or held by Titan under the Plan are not held in trust and may be used for any corporate purpose.



  Section 14. Adjustment of and Changes in the Stock

     In the event that the shares of Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of Titan or of another corporation (whether by reason of merger, consolidation, recapitalization, stock split, combination of shares, or otherwise), or if the number of shares of Stock shall be increased through a stock split or the payment of a stock dividend, then there shall be substituted for or added to each share of Stock theretofore reserved for sale under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, or the number or kind of securities which may be sold under the Plan and the purchase price per share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent dilution or enlargement of rights granted to, or available for, Eligible Employees. Similarly, if the number of shares of Stock shall be decreased through a reverse stock split or otherwise, the number of securities and purchase price per share shall be proportionally adjusted.



  Section 15. Amendment or Discontinuance of the Plan

     The Board shall have the right to amend, modify or terminate the Plan at


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any time without notice, provided that without the approval of the Company's stockholders no such amendment shall increase the total number of shares of Stock subject to the Plan, change the formula by which the price at which the shares of Stock shall be sold is determined, or change the class of employees eligible to participate in the Plan. Without limiting the generality of the foregoing but subject to the foregoing proviso, the Board may amend the Plan from time to time to increase or decrease the length of any future Offering Periods (e.g. to an annual period), but not in excess of the maximum period allowable for the Plan to meet the requirements of Section 423 of the Code, and to make all required conforming changes to the Plan. In the event that, after the initial Offering Period, there occurs a dissolution or liquidation of the Company, the plan shall terminate, and each Participant shall have the amount in his or her Plan Account refunded in cash, without interest.



  Section 16. Administrative

     The Plan shall be administered by the Board. The Board shall have authority to interpret the Plan, to determine when and how stock of the Company shall be offered and the provisions of each such Offering to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any interpretation or construction of any provision of the Plan by the Board shall be final and conclusive on all persons. The Board may delegate all or any portion of its authority with respect to the Plan to the Committee, and thereafter until such delegation is revoked by the Board all powers under the Plan delegated to the Committee shall be exercised by the Committee.



  Section 17. Employee's Rights

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     Nothing in this Plan shall prevent Titan or any Related Corporation from terminating any employee's employment. No employee shall have any rights as a stockholder until full payment has been made for the shares of Stock for which he or she has subscribed.